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                                                                      EXHIBIT 21
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                SUBSIDIARIES OF THE COMPANY AT DECEMBER 31, 1999
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                                                    Jurisdiction of
Entity                                              Incorporation
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Atwood Publishing, LLC                              Delaware
EXPO Magazine, LLC                                  Delaware
GEM Communications, LLC                             Delaware
TOIC, Limited                                       United Kingdom
InterGame, Limited                                  United Kingdom
Afro Games (Proprietary) Limited                    South Africa
Vegas People, LLC                                   Nevada
Bingo World, LLC                                    Nevada
Galaxy Information Services, LLC                    Delaware
I.T.S. Information Services, Inc.                   Delaware
Galaxy Expocard Europe B.V.                         Netherlands
Total Information Services, Inc.                    Oklahoma
Record Search, Inc.                                 Delaware
Crimesearch, Inc.                                   Oklahoma
World Gaming Network, Inc.                          Delaware
TOIC Nevada, Inc.                                   Nevada
TOIC Holdings, Inc.                                 Delaware
The Official Information Company, Limited           United Kingdom
T/SF New Jersey, Inc.                               New Jersey
South Jersey Shopper, Inc.                          New Jersey
T/SF Holdings, LLC                                  Delaware